Exhibit 23.3





                         Consent of Independent Auditors


We consent to the inclusion of our report, dated February 20, 2004, with respect to the financial statements of Berkadia LLC as of December 31, 2003 and 2002 and for the years then ended, included in this Form 10-K/A and with respect to the incorporation by reference in the Registration Statements on Form S-8 (No. 2-84303), Form S-8 and S-3 (No. 33-6054), Form S-8 and S-3 (No. 33-26434), Form
S-8 and Form S-3 (No. 33-30277), Form S-8 (No. 33-61682), Form S-8 (No.
33-61718), Form S-8 (No. 333-51494), and Form S-4 (No. 333-86018).




                                                 /s/ Ernst & Young LLP
                                                    ---------------------
                                                     Ernst & Young LLP
Phoenix, Arizona
March 29, 2005